AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2014.

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROOKFIELD PROPERTY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

BERMUDA	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

73 FRONT STREET HAMILTON
HM 12 BERMUDA
(441) 294-3309
(Address of principal executive offices)

BROOKFIELD PROPERTY GROUP RESTRICTED STOCK PLAN
(Full title of the plan)

JOHN STINEBAUGH
BROOKFIELD PROPERTY GROUP LLC
BROOKFIELD PLACE
250 VESEY STREET, 15TH FLOOR

NEW YORK, NY 10281-1023
(212) 417-7000
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Limited Partnership Units	1,500,000 units	$20.20	$30,300,000	$3902.64

(1)    Plus such indeterminate number of limited partnership units of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)    Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act based upon the average of the reported high and low sales price of the limited partnership units of Brookfield Property Partners L.P. on June 5, 2014 on the New York Stock Exchange (a date within five business days of the filing of this Registration Statement).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information And Employee Plan Annual Information.*

*                 The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Brookfield Property Partners L.P. (“Brookfield”) as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents which have been and will in the future be filed by us with the Commission are incorporated in the Registration Statement by reference:

(a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, which incorporates by reference our audited consolidated financial statements for such fiscal year.

(b) All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2013.

(c) The description of our limited partnership units contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2013.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document, provided that reports on Form 6-K shall be so deemed incorporated by reference only if and to the extent indicated in such reports.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The sections of our Annual Report entitled “Related Party Transactions—Our Master Services Agreement”, “Directors, Senior Management and Employees—Indemnification and Limitations on Liability”, “Memorandum and Articles of Association—Description of Our Units and Our Limited Partnership Agreement—Indemnification; Limitations of Liability” and “Memorandum and Articles of Association—Description of the Property Partnership Limited Partnership Agreement—Indemnification; Limitations of Liability” include disclosure relating to the indemnification of certain of our affiliates and are incorporated by reference herein.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement.

Item 9.     Undertakings.

The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 9th day of June, 2014.

BROOKFIELD PROPERTY PARTNERS L.P.,
by its general partner, BROOKFIELD
PROPERTY PARTNERS LIMITED

By:	/s/ Jane Sheere
Jane Sheere
Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard B. Clark, John Stinebaugh and Jane Sheere, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 9, 2014.

Signature	Title

/s/ RICHARD B. CLARK	Chief Executive Officer of Brookfield Property Group
Richard B. Clark	LLC, a manager of the registrant
(Principal Executive Officer)

/s/ JOHN STINEBAUGH	Chief Financial Officer of Brookfield Property Group
John Stinebaugh	LLC, a manager of the registrant
(Principal Financial and Accounting Officer)

/s/ GORDON E. ARNELL	Director
Gordon E. Arnell

/s/ JEFFREY BLIDNER	Director
Jeffrey Blidner

/s/ OMAR CARNEIRO DA CUNHA	Director
Omar Carneiro da Cunha

/s/ STEPHEN DENARDO	Director
Stephen DeNardo

/s/ LOUIS JOSEPH MAROUN	Director
Louis Joseph Maroun

/s/ JOSÉ RAMÓN VALENTE VÍAS	Director
José Ramón Valente Vías

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Property Partners L.P. in the United States, on this 9th day of June, 2014.

Authorized U.S. Representative

By:	/s/ John Stinebaugh
Name: John Stinebaugh
Title: Chief Financial Officer of Brookfield Property Group LLC, a manager of the registrant

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.1

Certificate of Registration of Brookfield Property Partners L.P., registered as of January 3, 2013 (incorporated by reference to Exhibit 3.1 to Brookfield Property Partners L.P.’s Amendment No. 1 to the Registration Statement on Form F-4 filed with the SEC on January 27, 2014).

4.2

Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P., dated August 8, 2013 (incorporated by reference to Exhibit 99.2 to Brookfield Property Partners L.P.’s Form 6-K filed with the SEC on August 8, 2013).

4.3	Brookfield Property Group Restricted Stock Plan.

5.1	Form of Opinion of Appleby (Bermuda) Limited.

23.1	Consent of Deloitte LLP relating to audited consolidated financial statements of Brookfield Property Partners L.P.

23.2	Consent of Deloitte & Touche LLP relating to audited consolidated financial statements of General Growth Properties, Inc.

23.3	Consent of KPMG LLP relating to audited financial statements of GGP/Homart II L.L.C.

23.4	Consent of KPMG LLP relating to audited financial statements of GGP-TRS L.L.C.

23.5	Consent of Deloitte LLP relating to audited consolidated financial statements of Brookfield Office Properties Inc.

23.6	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).